EXHIBIT (1)(e)


                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                       SERIES F, CLASS ONE COMMON SHARES,
                       SERIES F, CLASS TWO COMMON SHARES,
                        SERIES G, CLASS ONE COMMON SHARES
                                       AND
                        SERIES G, CLASS TWO COMMON SHARES
                  PURSUANT TO MINN. STAT. SS.SS. 302A.401(3)(B)


     The undersigned duly elected officer of First American Insurance Portfolios, Inc. (the "Fund"), a Minnesota corporation, hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Fund on September 19, 2001.

                     APPROVAL OF CREATION AND DESIGNATION OF
                 SERIES F, CLASS ONE AND CLASS TWO COMMON SHARES

         WHEREAS, the Board of Directors of the Fund approved the issuance of up to 100,000,000,000 shares in a new series of shares designated as "Series F Common Shares" and designated 20,000,000,000 of such shares as "Series F, Class One Common Shares" and 20,000,000,000 of such shares as "Series F, Class Two Common Shares"; and

         WHEREAS, the Board of Directors of the Fund approved that the balance of 60,000,000,000 Series F Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors.

         NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously unissued shares of the Fund, be issued as Series F Common Shares.

         FURTHER RESOLVED, that 20,000,000,000 of the Series F Common Shares be designated as Series F, Class One Common Shares.


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         FURTHER RESOLVED, that 20,000,000,000 of the Series F Common Shares be designated as Series F, Class Two Common Shares.

         FURTHER RESOLVED, that the Series F, Class One Common Shares and the Series F, Class Two Common Shares designated by these resolutions shall have the relative rights and preferences set forth in Section 4.3 of the Articles of the Fund. As provided in Article IV of the Articles of the Fund, the Board of Directors may designate portfolios for this Fund, and the Series F, Class One Common Shares and the Series F, Class Two Common Shares designated by these resolutions may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc., expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Fund in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to other classes within such series, and all of the charges and expenses to which such class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such class.

         FURTHER RESOLVED, that unless and until the Board of Directors selects a different name for the Series F Common Shares pursuant to Article IV of the Articles of the Fund, the Series F Common Shares shall be known as the "Corporate Bond Portfolio," with Class One thereof known as "Class IA" and with Class Two thereof known as "Class IB".

                     APPROVAL OF CREATION AND DESIGNATION OF
                 SERIES G, CLASS ONE AND CLASS TWO COMMON SHARES

         WHEREAS, the Board of Directors of the Fund approved the issuance of up to 100,000,000,000 shares in a new series of shares designated as "Series G Common Shares" and designated 20,000,000,000 of such shares as "Series G, Class One Common Shares" and 20,000,000,000 of such shares as "Series G, Class Two Common Shares"; and

         WHEREAS, the Board of Directors of the Fund approved that the balance of 60,000,000,000 Series G Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors.

         NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously unissued shares of the Fund, be issued as Series G Common Shares.

         FURTHER RESOLVED, that 20,000,000,000 of the Series G Common Shares be designated as Series F, Class One Common Shares.

         FURTHER RESOLVED, that 20,000,000,000 of the Series G Common Shares be designated as Series F, Class Two Common Shares.


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                  FURTHER RESOLVED, that the Series G, Class One Common Shares and the Series G, Class Two Common Shares designated by these resolutions shall have the relative rights and preferences set forth in Section 4.3 of the Articles of the Fund. As provided in Article IV of the Articles of the Fund, the Board of Directors may designate portfolios for this Fund, and the Series G, Class One Common Shares and the Series G, Class Two Common Shares designated by these resolutions may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc., expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Fund in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to other classes within such series, and all of the charges and expenses to which such class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such class.

         FURTHER RESOLVED, that unless and until the Board of Directors selects a different name for the Series G Common Shares pursuant to Article IV of the Articles of the Fund, the Series G Common Shares shall be known as the "Equity Income Portfolio," with Class One thereof known as "Class IA" and with Class Two thereof known as "Class IB".

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of First American Insurance Portfolios, Inc. this ___ day of September, 2001.


                                                     ___________________________

                                                     Name:  ____________________

                                                     Title: ____________________




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